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                                  EXHIBIT 4.1

                               REXON INCORPORATED

                             1992 STOCK OPTION PLAN


1.       PURPOSE.

         The purpose of this 1992 Stock Option Plan is to assist the Company in attracting, motivating and retaining qualified key employees and consultants and to provide a means whereby officers, key employees, consultants and other persons whose efforts are deemed worthy of encouragement for the benefit of the Company and its stockholders will be given an opportunity to purchase stock in the Company.

2.       DEFINITIONS.

         When used in this Plan, unless the context otherwise requires, the following definitions shall apply:

                 (a) "Board of Directors" shall mean the Board of Directors of the Company as constituted at any time.

                 (b) "Code" shall mean the Internal Revenue Code, as presently in effect and as may be hereafter amended from time to time, and any regulations promulgated thereunder.

                 (c) "Committee" shall mean the Committee as hereinafter described in Section 3.

                 (d)      "Company" shall mean REXON INCORPORATED.

                 (e) "Consultant" shall mean any person who is engaged by the Company or any of its Subsidiaries to render consulting services.

                 (f) "Disinterested Members" or "Disinterested Persons" shall mean persons who satisfy the definition of a disinterested administrator under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

                 (g) "Employee" shall mean any person, which may include an officer or director, employed by the Company or any Subsidiary. The payment of a director's fee by the Company will not be sufficient to constitute "employment" by the Company.

                 (h) "Fair Market Value" shall mean the average of the highest bid price and lowest ask price of the Company's Common Stock, as reported by NASDAQ (or, if such shares are then listed on any national securities exchange or quoted on the NASDAQ National Market System, the closing price on such exchange or in such system) on the date of or preceding the grant of the Option, whichever is applicable.


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Rexon Incorporated
1992 Stock Option Plan

                 (i) "Incentive Option" shall mean an Option intended to meet the requirements of Section 422A of the Code.

                 (j) "Non-qualified Option" shall mean any Option granted under the Plan not intended to meet the requirements for an Incentive Option as defined in the Plan.

                 (k) "Optionee" shall mean any person to whom an Option has been granted under the Plan.

                 (l) "Option" shall mean a stock option issued pursuant to the Plan.

                 (m) "Participant" shall mean any person who is eligible to receive an Option under Section 4 of the Plan.

                 (n) "Plan" shall mean the 1992 Stock Option Plan of the Company, as may be amended from time to time as herein provided.

                 (o) "Share" shall mean a share of Common Stock of the Company.

                 (p) "Subsidiary" shall mean any corporation in which the Company owns, directly or indirectly, stock possessing 50 percent or more of the total combined voting power of all classes of stock.

3.       ADMINISTRATION.

         3.1 The Plan shall be administered by the Board of Directors if each member thereof is a Disinterested Member or, if not, by a Committee which shall consist of not less than two (2) members of the Board of Directors of the Company, all of which must be Disinterested Persons, as may be appointed by the Board of Directors. The Board and the Committee shall have full power and authority to construe, interpret and administer the Plan, to grant Options under the Plan and to make determinations which shall be final, conclusive and binding upon all persons, including but not limited to the Company, the stockholders and any persons having an interest in any Options. If a member of the Committee, for any reason, shall cease to serve, the vacancy may be filled by the Board of Directors. Any member of the Committee may be removed at any time, with or without cause, by the Board of Directors.

         3.2 The Board of Directors or the Committee shall have the specific authority to reduce the exercise price of outstanding Options if the fair market value of the shares subject to any such Option is more than twenty percent (20%) below the existing exercise price of such Option and, in connection therewith, to maintain or modify the existing, or commence a new, vesting schedule and, if required, in connection therewith, to reclassify Incentive Options to Non-qualified Options.




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Rexon Incorporated
1992 Stock Option Plan

         3.3 The determination of the Board of Directors or the Committee as to any questions which may arise with respect to the interpretation of the provisions of the Plan and Options granted thereunder shall be final and conclusive.

         3.4 The Board of Directors or the Committee may make such adjustments to Options granted under the Plan to enable them to comply with the laws of foreign jurisdictions and/or to make them consistent with options customarily utilized by companies in foreign jurisdictions.

         3.5 The Board of Directors or the Committee may authorize and establish such rules, regulations and revisions thereof, not inconsistent with the provisions of the Plan, as it may determine advisable to make the Plan and Options effective or provide for their administration, and may take such other action with regard to the Plan and Options as it shall deem desirable to effectuate their purpose.

4.       ELIGIBILITY.

         4.1 Options may be granted only to key employees, officers, consultants or other persons whose efforts are deemed by the Board to be worthy of encouragement in order to promote the growth and success of the Company. A director of the Company shall not be eligible to receive an Option under the Plan unless he is also a full-time employee of, or full-time consultant to, the Company or of a Subsidiary.

         4.2 Notwithstanding anything to the contrary in this Plan, (i) the grant of any Option under the Plan to any person who shall be an officer but not a director of the Company at the time of such grant shall be made with the approval of the Board or the Committee; and (ii) the grant of any Option under the Plan to any person who at the time of such grant shall be a director (and a full-time employee) shall be made only with the approval of the Committee.

5.       SHARES SUBJECT TO THE PLAN.

         5.1 Subject to the provisions of Section 12 (relating to adjustment upon changes in stock), the shares which may be sold pursuant to Options granted under the Plan shall not exceed in the aggregate 1,000,000 shares of the Company's authorized Common Stock. If any Options under the Plan shall for any reason terminate or expire without having been exercised in full, the shares not purchased under such Options shall be available again for grant and purchase under the Plan.

         5.2 Notwithstanding Section 5.1 above, the maximum aggregate number of shares subject to the Plan may be automatically increased by the Board, at its discretion and without stockholder approval, if it determines in connection with an acquisition of another





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Rexon Incorporated
1992 Stock Option Plan

business (whether by merger, consolidation or purchase of assets or otherwise) that it is necessary to grant a substantial number of new options to employees or other optionees of such acquired business to replace options or other equity rights previously granted to such persons by the acquired business. The amount of the additional number of shares to become subject to the Plan shall not exceed the number of new Options granted in connection with such acquisition.

6. ISSUANCE OF OPTIONS; SPECIAL PROVISION REGARDING INCENTIVE OPTIONS; SELECTION OF OPTIONEE.

         6.1 The number of shares to be optioned to any Participant shall be determined by the Board of Directors or by the Committee in its sole discretion; provided, however, that the Company shall not grant Incentive Options under the Plan to any Optionee to the extent that the aggregate fair market value of the Common Stock covered by such Incentive Options which are exercisable for the first time during any calendar year, when combined with the aggregate fair market value of all shares covered by Incentive Options granted to such Optionee after December 31, 1986 by the Company, its parent or a Subsidiary under this or any other plan which are exercisable for the first time during the same calendar year, exceeds $100,000. Incentive Options shall be granted only to persons who, on the date of grant, are Employees of the Company or a parent or a Subsidiary of the Company.

         6.2 In determining which Participants should receive Options and the number of shares subject thereto, the Board of Directors or the Committee may consider the nature and length of service, compensation levels, past, present and future contributions to the success of the Company and such other factors as the Board or Committee may deem relevant. Options may be issued at different times to the same Participant. The form of Option, including the terms and provisions thereof, shall be as determined from time to time by the Board or the Committee, and each Option issued may contain terms and provisions different from other Options granted to the same or other Option recipients.
An Option Agreement, signed by an officer of the Company (and, if the Committee deems advisable, by the Participant), shall be issued to each Optionee to whom an Option is granted.

7.       EXERCISE PRICE.

         The exercise price for the Shares to be purchased pursuant to the exercise of any Option shall be fixed by the Board of Directors or the Committee at the time of the grant of the Option. The exercise price of any Incentive Option shall not be less than 100% of the Fair Market Value of the Shares on the date such Option is granted; provided, however, that any Incentive Option to be granted to a person possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the





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Rexon Incorporated
1992 Stock Option Plan

Company or of a Subsidiary shall have an exercise price of not less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date such Option is granted. The exercise price of a Non-qualified Option shall not be less than 85% of the Fair Market Value of the Shares on the date such Option is granted. Notwithstanding any of the foregoing, none of such exercise price limitations shall be applicable to any Options exchanged for other stock options previously issued by the Company or any Subsidiary on the basis of an exchange offer made to holders of such previously-issued options based upon the fair market value thereof.

8.       DURATION OF OPTION.

         The duration of each Incentive Option granted under the Plan shall be for a period not to exceed ten (10) years from the date on which it is granted, as determined by the Board of Directors or the Committee. The duration of each Non-qualified Option may be infinite or for a specific term, as determined by the Board of Directors or the Committee at the time of grant. The duration of any Incentive Option granted under the Plan to any person holding more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company or of a Subsidiary shall not be exercisable after the expiration of five (5) years from the date such Incentive Option is granted.

9.       NON-TRANSFERABILITY OF OPTIONS.

         Options shall not be transferrable by the holder thereof otherwise than (i) by will, (ii) pursuant to the laws of descent and distribution or
(iii) if then permitted by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, pursuant to a qualified domestic relations order as defined by the Code or by Title I of the Employee Retirement Income Security Act (ERISA), or the rules thereunder; provided, however, that an Optionee may designate a beneficiary who, upon Optionee's death, may exercise the Option to the extent permitted in the Plan.

10.      EXERCISE OF OPTIONS; PAYMENT OF THE PURCHASE PRICE.

         10.1 Except as otherwise provided herein, an Option, after the issuance thereof, shall be exercisable in accordance with the Plan immediately or in such installments as may be fixed by the Board of Directors or the Committee. Notwithstanding anything to the contrary contained herein or in any Option Agreement, all outstanding unexercised Options shall become fully vested and may be exercised in whole or in part, at the election of Optionee, as follows:

                 (a) Immediately upon a change in the composition of the Board, not approved by a majority of the directors in office at the time of such change, which results in a change in "control" of the Company, as such term is defined in Rule 405 promulgated by the





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Rexon Incorporated
1992 Stock Option Plan

Securities and Exchange Commission under the Securities Act of 1933, as amended;

                 (b) Between thirty (30) and fifteen (15) days prior to the intended consummation or closing date of any reorganization, merger, consolidation, liquidation, sale of all or substantially all of the Company's assets other than a sale or transfer to a Subsidiary of the Company, or similar transaction pursuant to which the Company is not the surviving corporation; provided, however, such Options shall not become fully vested or immediately exercisable if (i) the Board shall determine otherwise, with respect to any or all holders of Options, but in such event the successor or acquiring corporation shall substitute for such Option a new stock option containing terms and conditions which, in the opinion of the Board or Committee, make the new substituted options comparable, in economic benefit and effect, to the Options previously held, or (ii) if such transaction is effected by the Company for the principal purpose of changing the Company's state of incorporation; or

                 (c) Upon the occurrence of such special circumstances or events as in the opinion of the Board of Directors or the Committee merits special consideration.

         10.2 An Option shall be exercised by the delivery of a duly signed notice in writing to such effect, together with the full purchase price. Payment of the purchase price shall be made in cash or, at the discretion of the Board of Directors or the Committee as set forth in the Option Agreement or otherwise, in any other lawful form of consideration, including (i) delivering outstanding Common Stock of the Company previously owned for six months by the Optionee (valued at Fair Market Value), or (ii) a promissory note. The terms of such promissory note shall be determined by the Board of Directors or the Committee; provided, however, that no part of such note shall be payable later than five years from the date of purchase of the shares, and the unpaid balance shall bear interest at any rate determined reasonable or appropriate by the Board or the Committee, which shall be payable quarterly. If the Board or Committee permits payment of all or any part of the purchase price by delivery of a promissory note, the Optionee shall give such security, including but not limited to the shares purchased, as the Board of Directors or the Committee may request.

         10.3 The Company will, as soon as practicable after the exercise of an Option, deliver to the person entitled thereto a certificate for the Shares purchased pursuant to the exercise of the Option; provided, however, that such certificate may be held by the Company pursuant to Section 10.2 and may also be held pending receipt of any taxes required to be collected or withheld from Optionee at the date of exercise of an Option.





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Rexon Incorporated
1992 Stock Option Plan

         10.4 Option Agreements under the Plan may contain a provision to the effect that all Federal and state taxes required to be withheld or collected from an Optionee upon exercise of an Option may be satisfied by either (i) delivering outstanding Common Stock of the Company previously owned for six (6) months by the Optionee or (ii) the withholding of a sufficient number of exercised Option shares which, valued at fair market value on the date of exercise, would be equal to the total withholding obligation of Optionee; provided, however, that no person who is an "officer" of the Company as such term is defined in Rule 3b-2 under the Securities Exchange Act of 1934 may elect to satisfy the withholding of Federal and state taxes upon the exercise of an Option by the withholding of optioned shares unless such election is made either (a) pursuant to an irrevocable election made by the Participant at least six months prior to the date that the exercise of the Option becomes a taxable event or (b) during any of the periods beginning on the third business day following the date on which the Company issues a release containing the operating results of a fiscal quarter or fiscal year and ending on the twelfth business day following such date. Such election to withhold optioned shares shall be deemed made upon receipt of notice thereof by an officer of the Company, by mail, personal delivery or by facsimile message, and shall (unless notice to the contrary is provided to the Company) be operative for all option exercises which occur following the election.

         10.5 Whenever an Optionee exercises an Option by surrendering already-owned shares to pay all or a portion of the exercise price, if the Option Agreement so provides or if permitted by the Board or the Committee at its discretion, at the time of such exercise the Optionee shall receive a new Option for the purchase of a number of shares equal to the number of shares so surrendered, and such new option shall have an exercise price of not less than the fair market value of a share of Company Common Stock on the date of such surrender and shall vest and become exercisable as may be determined by the Board.

11.      TERMINATION OF EMPLOYMENT OR CONSULTING SERVICES; DEATH OF OPTIONEE.

         11.1 If a holder of an Option who is either an employee of or consultant to the Company shall voluntarily or involuntarily leave the employ of or cease to render consulting services to the Company or any Subsidiary, the Option of such holder shall terminate, except that, subject to the limitation hereafter stated in this Section 11, (i) if his termination results from any reason other than his death, he may at any time within three months after termination of his services (or such longer period, not to exceed twelve months, as may be approved by the Board of Directors of the Committee) exercise his Option but only to the extent that it was exercisable by him on the date of termination and only in the absence of the circumstances set forth in Section
11.2 below; (ii)





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Rexon Incorporated
1992 Stock Option Plan

if he is re-hired or retained as an employee of or consultant to the Company within eighteen (18) months after his termination, his Option may, if approved by the Board of Directors or the Committee, be reinstated and again becomes exercisable in accordance with its original terms (but if his Option was originally an Incentive Option it shall be reinstated or reissued only as a Non-qualified Option); and (iii) if he dies while in the employ of or as a Consultant to the Company or a Subsidiary, or within three months after termination of his employment or his consulting services, his Option may be exercised by the person or persons to whom his rights under the Option shall pass by will or by the laws of descent or distribution, provided such exercise is effectuated within two (2) years following the date of death. In no event may an Option be exercised to any extent by anyone after the expiration of its term.

         11.2 If the holder of an Option (i) is terminated due to his willful refusal to perform the normal duties or assume the reasonable responsibilities delegated to him as an employee of or consultant to the Company, (ii) is terminated due to his expropriation of Company property (including trade secrets or other proprietary rights), or (iii) leaves the employment of the Company in order to directly (or indirectly, as an employee or agent of another business or business entity) compete with the Company, the Board shall have the authority, by notice to the holder of an Option, to immediately terminate such Option, effective on the date of termination, and such Option shall no longer be exercisable to any extent whatsoever.

12.      ADJUSTMENT UPON CHANGES IN STOCK.

         If any change is made in the shares subject to the Plan, or subject to any Option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments shall be made by the Board of Directors or the Committee as to the maximum number of shares subject to the Plan, and the number of shares and exercise price of shares subject to outstanding Options.

13.      ISSUANCE OF SHARES AND COMPLIANCE WITH SECURITIES ACT.

         The Company may postpone the issuance and delivery of Shares upon any exercise of an Option until (a) the admission of such Shares to listing on any stock exchange on which Shares of the Company of the same class are then listed and (b) either the completion of such registration or other qualification of such Shares under any state or Federal law, rule or regulation as the Company shall determine to be necessary or advisable or the completion of all procedures necessary to obtain exemptions therefrom. Any person exercising an Option shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to





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Rexon Incorporated
1992 Stock Option Plan

issue the Shares in compliance with the provisions of the Securities Act of 1933, as amended, and any state statutes which may be applicable.

14.      AMENDMENT OF THE PLAN.

         Except as hereinafter provided, the Board of Directors or the Committee may at any time withdraw or from time to time amend the Plan and the terms and conditions of any Options not theretofore issued, and the Board of Directors or the Committee, with the consent of the affected holder of an Option, may at any time withdraw or from time to time amend the Plan and the terms and conditions of such Options as have been theretofore granted. Notwithstanding the foregoing, any amendment to the Plan by the Board of Directors or the Committee which would (i) materially increase the benefits accruing to Participants under the Plan; (ii) materially increase the number of securities which may be issued under the Plan or (iii) materially modify the requirements as to the eligibility for participation in the Plan, shall be subject to the approval of the stockholders of the Company either prior to or within one year after such amendment.

15.      NO EMPLOYMENT AGREEMENT.

         The grant of an Option under the Plan to an employee of the Company shall not be deemed to create any agreement to employ the Optionee for any period of time, it being understood that employment is strictly "at will" in the absence of any written agreement to the contrary and such person may be terminated by the Company at any time, with or without cause.

16.      EFFECTIVE DATE OF THE PLAN.

         The Plan was adopted by the Board of Directors of the Company on July 22, 1992, and is effective on such date, subject to stockholder approval. Options may be granted under the Plan immediately, but shall be subject to stockholder approval of the Plan. However, if stockholder approval is not obtained for the Plan by June 30, 1993, the Plan may nevertheless be implemented with the approval of the Board of Directors of the Company and any outstanding options issued subject to stockholder approval shall remain outstanding and effective as of the date originally granted by the Board of Directors.





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